Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2019 Results

-- Fourth quarter SaaS and license revenue increased 16% year-over-year to $90.1 million --
-- Fourth quarter total revenue increased 26% year-over-year to $140.5 million --
-- Fourth quarter GAAP net income attributable to common stockholders increased to $13.0 million, compared to $7.9 million for the fourth quarter 2018 --
-- Fourth quarter non-GAAP adjusted EBITDA increased 44% year-over-year to $30.0 million, compared to $20.9 million for the fourth quarter 2018 --

TYSONS, VA., February 25, 2020 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2019. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2020 and guidance for the full year 2020.

“We are pleased to report solid results for the quarter and the year thanks to the performance of our service provider partners and dedication of the Alarm.com team,” said Steve Trundle, President and CEO of Alarm.com. “With our best-in-class platform and strong product pipeline, we are focused on continuing to deliver innovative capabilities for our service provider partners to extend their leadership positions in their markets.”

Fourth Quarter 2019 Financial Results as Compared to Fourth Quarter 2018

•	SaaS and license revenue increased 16% to $90.1 million, compared to $77.8 million. SaaS and license revenue of the Alarm.com and Other segments increased 15% and 34%, respectively.

•	Total revenue increased 26% to $140.5 million, compared to $111.4 million.

•	GAAP net income attributable to common stockholders increased to $13.0 million, or $0.26 per diluted share, compared to $7.9 million or $0.16 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $30.0 million, compared to $20.9 million.

•	Non-GAAP adjusted net income attributable to common stockholders increased to $21.5 million, or $0.43 per diluted share, compared to $14.5 million or $0.29 per diluted share.

Full Year 2019 Financial Results as Compared to Full Year 2018

•	SaaS and license revenue increased 16% to $337.4 million, compared to $291.1 million. SaaS and license revenue of the Alarm.com and Other segments increased 14% and 52%, respectively.

•	Total revenue increased 19% to $502.4 million, compared to $420.5 million.

•
GAAP net income attributable to common stockholders increased to $53.5 million, or $1.06 per diluted share, compared to $21.5 million or $0.43 per diluted share, primarily due to a $28.0 million expense for an agreement entered into in 2018 to settle a putative class action lawsuit related to the Telephone Consumer Protection Act, or TCPA.

•	Non-GAAP adjusted EBITDA increased to $108.3 million, compared to $93.1 million.

•	Non-GAAP adjusted net income attributable to common stockholders increased to $77.2 million, or $1.54 per diluted share, compared to $66.1 million or $1.33 per diluted share.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $119.6 million as of December 31, 2019, compared to $146.1 million as of December 31, 2018.

•
For the quarter ended December 31, 2019, cash flows from operations was $23.3 million and free cash flow was $14.6 million, compared to cash flows from operations of $25.7 million and free cash flow of $24.0 million for the quarter ended December 31, 2018.

•
For the year ended December 31, 2019, cash flows from operations was $47.1 million and free cash flow was $27.8 million, compared to cash flows from operations of $60.7 million and free cash flow of $49.7 million for the year ended December 31, 2018. The decrease in cash flows from operations and free cash flows was primarily due to the payments totaling $28.0 million in 2019 to settle the TCPA putative class action lawsuit.

Recent Business Highlights

•
Announced Smart Water Valve + Meter: The Smart Water Valve + Meter expands Alarm.com’s comprehensive whole home water safety solution that helps homes and businesses conserve water use and reduce the risk of damage caused by leaks and moisture. Attached to a property’s main water line, the Smart Water Valve + Meter can identify low- and high-volume water leaks and automatically shut off water flow to help reduce damage. Alarm.com’s whole home water safety solution works with a range of connected devices and sensors to alert property owners about conditions that can lead to frozen and burst pipes, intelligently manage humidity levels and provide notification if a sump pump fails. Building36, a division of Alarm.com, designed and developed the Smart Water Valve + Meter for deployment in multiple service provider channels.

•
Connected Car Introduction: Alarm.com’s Connected Car solution provides a rich set of monitoring, awareness and diagnostics for vehicle security and greater peace of mind for families with teens and other higher risk drivers. The new service is enabled by an onboard, plug-in module, a sleek new mobile app interface with detailed vehicle reporting and intelligent notifications that include unexpected movement, high-speed driving, sudden acceleration and hard braking alerts. The fully integrated solution enables Alarm.com’s service provider partners to extend security and safety beyond the home to generate new recurring revenue opportunities.

•
Building36 Expands HVAC Monitoring Service to Lennox iComfort Systems: Building36, a division of Alarm.com, expanded its automation services with the integration of Lennox iComfort line of heating and cooling systems. The integration provides property owners with remote connectivity and enables HVAC contractors to monitor performance and efficiently and proactively address customer needs.

•
Simone Wu Appointed to Board of Directors: Effective February 21, 2020, Simone Wu was appointed to serve as a member of Alarm.com's board of directors. Ms. Wu is the Senior Vice President, General Counsel, Corporate Secretary and External Affairs for Choice Hotels. From 2001 to 2012, she held a number of positions with XO Communications, including General Counsel. Ms. Wu brings broad operational, management and legal experience. She earned a B.A. in Political Science from the University of Michigan and a J.D. from Columbia University.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2020 and its guidance for the full year 2020.

For the first quarter of 2020:

•	SaaS and license revenue is expected to be in the range of $89.9 million to $90.1 million.

For the full year 2020:

•	SaaS and license revenue is expected to be in the range of $382.0 million to $382.5 million.

•	Total revenue is expected to be in the range of $547.0 million to $557.5 million, which includes anticipated hardware and other revenue in the range of $165.0 million to $175.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $107.0 million to $110.0 million.

•	Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $74.9 million to $75.4 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.7 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.48 to $1.49 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2019 financial results and its outlook for the first quarter and full year 2020. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 25, 2020. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 4, 2020 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 8658976. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at
http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Interest income and other income, net: We exclude interest income and other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the continued success of the Company’s service provider partners and the Company’s future financial performance for the first quarter and full year 2020. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2019 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2017
Revenue:
SaaS and license revenue	$90,062	$77,824	$337,375	$291,072	$236,283
Hardware and other revenue	50,426	33,578	164,988	129,422	102,654
Total revenue	140,488	111,402	502,363	420,494	338,937
Cost of revenue:
Cost of SaaS and license revenue	12,638	11,599	50,066	44,933	35,610
Cost of hardware and other revenue	39,932	27,259	133,533	100,782	80,578
Total cost of revenue	52,570	38,858	183,599	145,715	116,188
Operating expenses:
Sales and marketing	18,423	16,340	61,815	55,902	43,490
General and administrative	18,174	17,807	69,959	95,750	55,396
Research and development	30,068	24,437	114,443	89,204	72,755
Amortization and depreciation	6,301	5,567	22,134	21,721	17,734
Total operating expenses	72,966	64,151	268,351	262,577	189,375
Operating income	14,952	8,393	50,413	12,202	33,374
Interest expense	(652)	(759)	(2,974)	(2,918)	(2,199)
Interest income	605	830	4,922	2,272	1,031
Other income, net	67	52	6,535	143	35
Income before income taxes	14,972	8,516	58,896	11,699	32,241
Provision for / (benefit from) income taxes	2,138	588	5,566	(9,825)	2,990
Net income	12,834	7,928	53,330	21,524	29,251
Net loss attributable to redeemable noncontrolling interest	201	—	201	—	—
Net income allocated to participating securities	—	—	—	(3)	(13)
Net income attributable to common stockholders	$13,035	$7,928	$53,531	$21,521	$29,238

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.27	$0.16	$1.11	$0.45	$0.63
Diluted	$0.26	$0.16	$1.06	$0.43	$0.59
Weighted average common shares outstanding:
Basic	48,624,834	48,045,654	48,427,446	47,633,739	46,682,141
Diluted	50,184,451	49,865,890	50,273,889	49,692,184	49,153,948

Stock-based compensation expense included in operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2017
Sales and marketing	$690	$341	$2,075	$1,196	$561
General and administrative	1,712	1,201	6,474	4,901	2,638
Research and development	3,480	2,217	12,054	7,332	4,214
Total stock-based compensation expense	$5,882	$3,759	$20,603	$13,429	$7,413

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$119,629	$146,061
Accounts receivable, net	76,373	49,510
Inventory, net	34,168	22,990
Other current assets	13,504	9,502
Total current assets	243,674	228,063
Property and equipment, net	38,548	27,757
Intangible assets, net	103,438	79,067
Goodwill	104,963	63,591
Deferred tax assets	19,137	28,952
Operating lease right-of-use assets	30,523	—
Other assets	17,516	13,555
Total assets	$557,799	$440,985
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$48,727	$58,430
Accrued compensation	16,342	13,484
Deferred revenue	3,043	3,356
Operating lease liabilities	7,683	—
Total current liabilities	75,795	75,270
Deferred revenue	7,455	7,820
Long-term debt	63,000	67,000
Operating lease liabilities	37,199	—
Other liabilities	7,489	13,306
Total liabilities	190,938	163,396
Redeemable noncontrolling interest	11,210	—
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and December 31, 2018.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,700,963 and 48,103,038 shares issued; and 48,700,713 and 48,102,081 shares outstanding as of December 31, 2019 and December 31, 2018, respectively.	487	481
Additional paid-in capital	365,627	341,139
Accumulated deficit	(10,463)	(64,031)
Total stockholders’ equity	355,651	277,589
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$557,799	$440,985

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2019	2018	2017
Net income	$53,330	$21,524	$29,251
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	1,170	149	453
Reserve for product returns	(123)	273	2,055
Provision for notes receivable	(3,272)	3,319	—
Amortization on patents and tooling	700	900	965
Amortization and depreciation	22,134	21,721	17,734
Amortization of debt issuance costs	108	108	97
Amortization of operating leases	7,600	—	—
Deferred income taxes	2,599	(11,482)	2,488
Change in fair value of contingent liability	(198)	—	—
Undistributed losses from equity investees	—	—	120
Stock-based compensation	20,603	13,429	7,413
Gain on notes receivable	(6,931)	—	—
Acquired in-process research and development	850	—	—
Impairment of investment	605	—	—
Disposal of property and equipment	—	1,410	828
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(22,273)	(9,298)	(1,911)
Inventory	(6,491)	(8,813)	(3,335)
Other current and non-current assets	(2,887)	115	(2,542)
Accounts payable, accrued expenses and other current liabilities	(10,980)	30,615	3,774
Deferred revenue	(1,567)	(1,502)	(517)
Operating lease liabilities	(8,268)	—	—
Other liabilities	403	(1,758)	314
Cash flows from operating activities	47,112	60,710	57,187
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(58,833)	—	(154,289)
Additions to property and equipment	(19,324)	(11,015)	(10,464)
Purchases of in-process research and development	(850)	—	—
Investment in cost and equity method investees	—	—	(42)
Issuances or purchases of notes receivable	(26,103)	(1,287)	(8,000)
Receipt of payment on notes receivable	31,696	—	4,000
Purchases of patents and patent licenses	—	(1,075)	—
Cash flows used in investing activities	(73,414)	(13,377)	(168,795)
Cash flows (used in) / from financing activities:
Proceeds from credit facility	—	—	139,000
Repayments of credit facility	(4,000)	(4,000)	(74,700)
Payments of debt issuance costs	—	—	(438)
Repurchases of common stock	—	(1)	(9)
Issuances of common stock from equity-based plans	3,870	6,400	3,450
Cash flows (used in) / from financing activities	(130)	2,399	67,303
Net (decrease) / increase in cash and cash equivalents	(26,432)	49,732	(44,305)
Cash and cash equivalents at beginning of the period	146,061	96,329	140,634
Cash and cash equivalents at end of the period	$119,629	$146,061	$96,329

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2017
Adjusted EBITDA:
Net income	$12,834	$7,928	$53,330	$21,524	$29,251
Adjustments:
Interest expense, interest income and other income, net	(20)	(123)	(8,483)	503	1,133
Provision for / (benefit from) income taxes	2,138	588	5,566	(9,825)	2,990
Amortization and depreciation expense	6,301	5,567	22,134	21,721	17,734
Stock-based compensation expense	5,882	3,759	20,603	13,429	7,413
Acquisition-related expense	813	—	2,403	—	5,895
Litigation expense	2,072	3,174	12,754	45,729	7,212
Total adjustments	17,186	12,965	54,977	71,557	42,377
Adjusted EBITDA	$30,020	$20,893	$108,307	$93,081	$71,628

Adjusted net income:
Net income, as reported	$12,834	$7,928	$53,330	$21,524	$29,251
Provision for / (benefit from) income taxes	2,138	588	5,566	(9,825)	2,990
Income before income taxes	14,972	8,516	58,896	11,699	32,241
Adjustments:
Less: interest income and other income, net	(672)	(882)	(11,457)	(2,415)	(1,066)
Amortization expense	3,996	3,817	14,334	15,235	12,282
Stock-based compensation expense	5,882	3,759	20,603	13,429	7,413
Acquisition-related expense	813	—	2,403	—	5,895
Litigation expense	2,072	3,174	12,754	45,729	7,212
Non-GAAP adjusted income before income taxes	27,063	18,384	97,533	83,677	63,977
Income taxes [1]	(5,683)	(3,860)	(20,482)	(17,572)	(18,873)
Non-GAAP adjusted net income	$21,380	$14,524	$77,051	$66,105	$45,104

1  Income taxes are calculated using a rate of 21.0% for each of the three and twelve months ended December 31, 2019 and 2018. Income taxes are calculated at the effective tax rate of 29.5% for the year ended December 31, 2017. The effective tax rates in 2019, 2018 and 2017 exclude the income tax effect on the non-GAAP adjustments. The 21.0% rate for the three and twelve months ended December 31, 2019 and 2018 reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2017
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$13,035	$7,928	$53,531	$21,521	$29,238
Provision for / (benefit from) income taxes	2,138	588	5,566	(9,825)	2,990
Income attributable to common stockholders before income taxes	15,173	8,516	59,097	11,696	32,228
Adjustments:
Less: interest income and other income, net	(672)	(882)	(11,457)	(2,415)	(1,066)
Amortization expense	3,996	3,817	14,334	15,235	12,282
Stock-based compensation expense	5,882	3,759	20,603	13,429	7,413
Acquisition-related expense	813	—	2,403	—	5,895
Litigation expense	2,072	3,174	12,754	45,729	7,212
Non-GAAP adjusted income attributable to common stockholders before income taxes	27,264	18,384	97,734	83,674	63,964
Income taxes [1]	(5,725)	(3,860)	(20,524)	(17,572)	(18,869)
Non-GAAP adjusted net income attributable to common stockholders	$21,539	$14,524	$77,210	$66,102	$45,095

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2017
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.27	$0.16	$1.11	$0.45	$0.63
Provision for / (benefit from) income taxes	0.04	0.02	0.11	(0.20)	0.06
Income attributable to common stockholders before income taxes	0.31	0.18	1.22	0.25	0.69
Adjustments:
Less: interest income and other income, net	(0.02)	(0.02)	(0.24)	(0.05)	(0.02)
Amortization expense	0.09	0.08	0.30	0.32	0.26
Stock-based compensation expense	0.12	0.08	0.42	0.28	0.16
Acquisition-related expense	0.02	—	0.05	—	0.13
Litigation expense	0.04	0.06	0.26	0.96	0.15
Non-GAAP adjusted income before income taxes	0.56	0.38	2.02	1.76	1.37
Income taxes [1]	(0.12)	(0.08)	(0.42)	(0.37)	(0.40)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.44	$0.30	$1.59	$1.39	$0.97

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.43	$0.29	$1.54	$1.33	$0.92

Weighted average common shares outstanding:
Basic, as reported	48,624,834	48,045,654	48,427,446	47,633,739	46,682,141
Diluted, as reported	50,184,451	49,865,890	50,273,889	49,692,184	49,153,948

1  Income taxes are calculated using a rate of 21.0% for each of the three and twelve months ended December 31, 2019 and 2018. Income taxes are calculated at the effective tax rate of 29.5% for the year ended December 31, 2017. The effective tax rates in 2019, 2018 and 2017 exclude the income tax effect on the non-GAAP adjustments. The 21.0% rate for the three and twelve months ended December 31, 2019 and 2018 reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2017
Free cash flow:
Cash flows from operating activities	$23,265	$25,732	$47,112	$60,710	$57,187
Additions to property and equipment	(8,664)	(1,698)	(19,324)	(11,015)	(10,464)
Non-GAAP free cash flow	$14,601	$24,034	$27,788	$49,695	$46,723